UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 22, 2016

Alliance One International, Inc.
(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8001 Aerial Center Parkway
Morrisville, NC 27560-8417
(Address of principal executive offices)

(919) 379-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Alliance One International, Inc.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2016, Nichlas A. Fink, Vice President-Controller (principal accounting officer) and Chief Compliance Officer of Alliance One International, Inc. (the “Company”) informed the Company of his resignation, to be effective on February 5, 2016, to permit him to accept a position with a company in an unrelated industry.

The Company has appointed Todd B. Compton as Vice President-Controller (principal accounting officer) upon the effectiveness of Mr. Fink’s resignation. Ms. Compton, age 55, currently serves as the Company’s Assistant Controller, a position she has held since August 2008. Ms. Compton has been an employee in the Company’s finance group since November 1997. She began her career with McGladrey LLP, now known as RSM US LLP, and is a certified public accountant. Effective upon Ms. Compton becoming Vice President-Controller, her annual salary will be increased by $48,600 and she will be eligible to participate in the Company’s equity compensation program.

Alliance One International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2016	Alliance One International, Inc.
Registrant

By:	/s/ William L. O’Quinn, Jr.
_____________________________________
William L. O’Quinn, Jr.
Senior Vice President, Chief Legal Officer and Secretary